UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-k

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 6, 2020

Resonant INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36467	45-4320930
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

175 Cremona Drive, Suite 200
Goleta, California 93117	93117
(Address of Principal Executive Offices)	(Zip Code)

(805) 308-9803

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RESN	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

Resonant Inc. is announcing certain preliminary unaudited financial results for the fourth quarter and fiscal year ended December 31, 2019, as follows:

•	Revenues of between $400,000 and $500,000 for the three months ended December 31, 2019;

•	Operating expenses of between $8.2 million and $8.4 million for the three months ended December 31, 2019;

•	Net loss of between $7.7 million and $8.0 million for the three months ended December 31, 2019; and

•	Cash and cash equivalents of approximately $10.7 million as of December 31, 2019.

Revenues

We expect our revenues for the three months ended December 31, 2019 to be between $400,000 and $500,000, an increase of between $272,000 and $372,000 from the same period last year, and an increase of between $321,000 and $421,000 as compared to the three months ended September 30, 2019. For the fiscal year ended December 31, 2019, revenues are expected to be between $700,000 and $800,000, an increase of between $176,000 and $276,000 as compared to the fiscal year ended December 31, 2018. The increase in revenues is primarily due to a collaboration and license agreement with a major Tier 1 RF filter manufacturer entered into in September 2019.

Operating Expenses

We expect operating expenses for the three months ended December 31, 2019 to be between $8.2 million and $8.4 million, an increase of between $1.1 million and $1.3 million from the same period last year, and an increase of between $639,000 and $839,000 as compared to the three months ended September 30, 2019. For the fiscal year ended December 31, 2019, operating expenses are expected to be between $30.8 million and $31.0 million, an increase of between $5.0 million and $5.2 million as compared to the fiscal year ended December 31, 2018. The increase in operating expenses is primarily due to expanded research and development activities on our ISN platform, XBAR technology and filter design development.

Net Loss

We expect net loss for the three months ended December 31, 2019 to be between $7.7 million and $8.0 million, as compared to net loss of $6.9 million for the three months ended December 31, 2018. Net loss for the three months ended December 31, 2019 as compared to the three months ended September 30, 2019 will increase between $253,000 and $553,000 primarily due to higher research and development expense. For the fiscal year ended December 31, 2019, net loss is expected to be between $30.0 million and $30.3 million, an increase of between $5.2 million and $5.5 million as compared to the fiscal year ended December 31, 2018. The increase in net loss is primarily due to higher research and development expenses as compared to prior periods.

Cash and Cash Equivalents

We had cash and cash equivalents as of December 31, 2019 of approximately $10.7 million, as compared to cash and cash equivalents totaling $14.7 million as of September 30, 2019. During the three months and twelve months ended December 31, 2019, we estimate that we used approximately $4.0 million and approximately $21.9 million, respectively, of cash for operating activities, the purchase of property and equipment, and expenditures for patents.

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This preliminary financial information has been prepared by and is the responsibility of our management. Crowe LLP, our independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to this preliminary financial data or the accounting treatment thereof and does not express an opinion or any other form of assurance with respect thereto. We expect to complete our audited financial statements for the twelve months ended December 31, 2019 subsequent to the date of this report. It is possible that we or Crowe LLP may identify items that require us to make adjustments to the financial information set forth above and those changes could be material. We do not intend to update the financial information set forth above prior to completion of our year-end audited financial statements. Accordingly, undue reliance should not be placed on these preliminary estimates. These preliminary estimates are not necessarily indicative of any future period and should be read together with “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our most recent Annual Report (Form 10-K) or Quarterly Report (Form 10-Q) filed with the Securities and Exchange Commission.

Safe Harbor/ Forward-Looking Statements

This Item 2.02 of Current Report on Form 8-K contains forward-looking statements regarding Resonant’s preliminary unaudited financial results for the fourth quarter and fiscal year ended December 31, 2019. Forward-looking statements are made as of the date of this report and are inherently subject to risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including risks related to changes in Resonant’s preliminary unaudited financial results based on the completion of our financial statement closing procedures and the review by our independent registered public accounting firm of such financial statements. Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report (Form 10-K) or Quarterly Report (Form 10-Q) filed with the Securities and Exchange Commission. Forward-looking statements are made as of the date of this report, and we expressly disclaim any obligation or undertaking to update forward-looking statements.

The information in this Item 2.02 of Current Report on Form 8-K is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2020	Resonant Inc.

	By:	/s/ Martin S. McDermut
Martin S. McDermut
Chief Financial Officer

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